NationsBank Corporation
NationsBank Corporate Center
Charlotte, NC 28255



NATIONSBANK                               NEWS RELEASE

FOR IMMEDIATE RELEASE


NOV. 27, 1996 -- NationsBank Corporation announced an agreement today for the underwritten public offering of $600 million in trust-originated preferred securities.

The issue is part of a shelf registration for trust-originated preferred securities declared effective by the Securities and Exchange Commission.

The annual distribution rate of 7.84 percent will be paid at the close of each quarter. The offering will be sold through underwriters led by Merrill Lynch & Co., Dean Witter Reynolds Inc., A.G. Edwards & Sons, Inc., PaineWebber Incorporated, Prudential Securities Incorporated and Smith Barney Inc. Closing is scheduled for Dec. 4.

Proceeds from the transaction will be used in conjunction with the pending merger with Boatmen's Bancshares Inc., a transaction announced Aug. 30.

NationsBank Corporation is the fifth-largest U.S. banking company, with $188 billion in assets at Sept. 30, 1996, and full-service banking centers in nine states and the District of Columbia.

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Media contact: Martha Larsh (704)388-4379